Exhibit 99.B(E)(5)

Amendment
dated May 24, 2006
to the
Investor Services Agreement
between
Rydex Variable Trust
and Rydex Distributors, Inc.,
dated December 31, 1998,
as Amended

Amendment to the

Investor Services Agreement

dated December 31, 1998, as amended,

between

Rydex Variable Trust

and

Rydex Distributors, Inc.

Rydex Funds

Nova Fund
Inverse S&P 500 Fund (formerly Ursa Fund)
Precious Metals Fund
Inverse OTC Fund (formerly Arktos Fund)
OTC Fund
Inverse Government Bond Long Bond Fund
Europe Advantage Fund (formerly Large-Cap Europe Fund)
Japan Advantage Fund (formerly Japan Advantage Fund)
Russell 2000 Advantage Fund (formerly Mekros Fund)
Mid-Cap Advantage Fund (formerly Medius Fund)
Dynamic S&P 500 Fund (formerly Titan 500 Fund)
Inverse Dynamic S&P 500 Fund (formerly Tempest 500 Fund)
Dynamic OTC Fund (formerly Velocity 100 Fund)
Inverse Dynamic OTC Fund (formerly Venture 100 Fund)
Dynamic Dow Fund (formerly Long Dynamic Dow 30 Fund)
Inverse Dynamic Dow Fund (formerly Inverse Dynamic Dow 30 Fund)
Large-Cap Value Fund
Large-Cap Growth Fund
Mid-Cap Value Fund
Mid-Cap Growth Fund
Inverse Mid-Cap Fund
Small-Cap Value Fund
Small-Cap Growth Fund
Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)
Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund)
Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)
Government Long Bond Advantage Fund (formerly U.S. Government Bond Fund)
U.S. Government Money Market Fund
All-Cap Value Fund
Multi-Cap Core Equity Fund (formerly Core Equity Fund)
Internet Fund
Sector Rotation Fund
Real Estate Fund
Utilities Fund
Commodities Fund

Absolute Return Strategies Fund
Market Neutral Fund
Hedged Equity Fund
CLS AdvisorOne Amerigo VT Fund
CLS AdvisorOne Clermont VT Fund
CLS AdvisorOne Berolina Fund
S&P 500 Fund
Dynamic Russell 2000 Fund
Inverse Dynamic Russell 2000 Fund
Russell 2000 Fund
EPT Moderate Fund
EPT Conservative Fund
EPT Aggressive Fund

Additions are noted in bold.